SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Friday, May 20, 2005
Date of report (Date of earliest event reported)

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES
EX-10.1 COMPENSATION AGREEMENTS

Item 1.01 Entry into a Material Definitive Agreement

     Non-Employee Director Compensation Adjustments. On May 20, 2005, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation and Nominating and Governance Committees, and based on consultations of the Compensation Committee with an independent compensation consultant, approved adjustments effective April 1, 2005, to the compensation of non-employee directors. Among other matters, the annual retainer was increased from $21,000 to $35,000, and fees for attending committee meetings were (with exceptions for meetings held on the same day as a Board meeting, and for telephonic attendance) increased from $1,000 to $2,000. The revised summary of compensation arrangements with non-employee directors is filed as Exhibit 10.1 to this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Norcross, State of Georgia, on May 31, 2005.

EMS TECHNOLOGIES, INC.
Date: May 31, 2005	By:	/s/ Don T. Scartz
Don T. Scartz
Executive Vice President, Chief Financial Officer and Treasurer